UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2010, the Board of Directors of InterMune, Inc. (the “Company”) adopted Amended and Restated Bylaws (the “Bylaws”), which, among other things:

•

modify existing provisions providing for advance notice of stockholder proposals and nominations (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”)) to expand the disclosure stockholders must provide regarding themselves when submitting proposals and nominations for consideration;

•

require stockholders nominating directors to disclose the same information about proposed director nominees that would be required if the director nominee were submitting a proposal, and require the director nominees to complete a questionnaire and representation and agreement with respect to their background, any voting commitments or compensation arrangements and their commitment to abide by the Company’s policies and guidelines;

•

require stockholders to update the disclosures described above as of the record date for the meeting of stockholders and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof; and

•	clarify that the requirements set forth in the Bylaws apply to all stockholder proposals and director nominees, other than stockholder proposals made pursuant to Rule 14a-8.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of InterMune, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2010	INTERMUNE, INC.

	By:	/s/ JOHN C. HODGMAN
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of InterMune, Inc.